UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2016

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address of principal executive offices) (zip code)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 5, 2016, certain subsidiaries of Verso Corporation (“Verso”) entered into amendments to their existing Credit Facilities (as defined below) to permit a consolidation and reorganization of Verso’s subsidiaries (the “Reorganization”). The Reorganization will involve several separate, but related, actions consisting of mergers between subsidiaries to reduce their numbers, the conversion of corporate subsidiaries to limited liability companies, the re-domestication of subsidiaries under Delaware law to provide for a uniform and enlightened regulatory framework, the formation of new holding companies to create separate “branches” for Verso’s paper-making and energy operations, and name changes of subsidiaries to more appropriately reflect the nature of their assets and operations. To facilitate the Reorganization, Verso Paper Finance Holdings LLC (“Holdings”), Verso Paper Holdings LLC (the “Borrower”), and certain other Verso subsidiaries entered into (1) an amendment (the “ABL Amendment”) to the asset-based revolving credit agreement dated as of July 15, 2016 (the “ABL Facility”), among Holdings, the Borrower, the subsidiaries of the Borrower party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent, and (2) an amendment (the “Term Loan Amendment” and together with the ABL Amendment, the “Amendments”) to the senior secured term loan agreement dated as of July 15, 2016 (the “Term Loan Facility” and, together with the ABL Facility, the “Credit Facilities”), among Holdings, the Borrower, the subsidiaries of the Borrower party thereto, the lenders party thereto, and Barclays Bank PLC, as administrative agent and collateral agent. Management believes that the Reorganization, which Verso plans to consummate by the end of the year, will afford greater efficiency and reduced costs in the administration of its subsidiaries.

The foregoing summary of the Amendments does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendments, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this report and are incorporated herein by reference.

Forward-Looking Statements

In this report, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are not guarantees of results, and actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that could cause material impacts on Verso’s historical or anticipated performance and results. Although Verso believes that in making any such forward-looking statement its expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under “Risk Factors” and the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the annual reports on Form 10-K and the quarterly reports on Form 10-Q filed by Verso as well as the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements: the ability of Verso to realize the expected benefits of the Reorganization and the ability of Borrower to comply with the covenants under the Credit Facilities. New factors emerge from time to time, and it is not possible for Verso to predict all of them, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Verso, therefore, cautions you against relying on these forward-looking statements. All forward-looking statements attributable to Verso or persons acting on Verso’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and Verso undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	First Amendment dated as of December 5, 2016, to Asset-Based Revolving Credit Agreement dated as of July 15, 2016, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, the subsidiary loan parties party thereto, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other parties party thereto.
10.2	First Amendment dated as of December 5, 2016, to Senior Secured Term Loan Agreement dated as of July 15, 2016, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, the subsidiary loan parties party thereto, the lenders party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the other parties party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2016

VERSO CORPORATION

By:	/s/ Peter H. Kesser
Peter H. Kesser
President, Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment dated as of December 5, 2016 to Asset-Based Revolving Credit Agreement dated as of July 15, 2016, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, the subsidiary loan parties party thereto, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other parties party thereto.
10.2	First Amendment dated as of December 5, 2016 to Senior Secured Term Loan Agreement dated as of July 15, 2016, among Verso Paper Finance Holdings LLC, Verso Paper Holdings LLC, the subsidiary loan parties party thereto, the lenders party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and the other parties party thereto.